Item 30. Exhibit (h) i. j. 2. ii.

Amendment No. 2 to

Administrative Services Agreement

Franklin Templeton Services, LLC

Massachusetts Mutual Life Insurance Company

C.M. Life Insurance Company

THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the “Fund Administrator”), Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company

(together, the “Company”).

WHEREAS, the Company, MML Bay State Life Insurance Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of May 1, 2002 and amended August 10, 2005 (the “Agreement”), concerning certain administrative services with respect to each series (“Fund” or “Funds”) of Franklin Templeton Variable Insurance Products Trust (the “Trust”) listed on the Schedule B of the Agreement;

WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of (i) removing MML Bay State Life Insurance Company as a party to the Agreement, and (ii) updating variable life or variable annuity insurance contracts covered by the Agreement.

NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1.	MML Bay State Life Insurance Company is no longer a party to the Agreement.

2.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

3.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of December 28, 2007.

FRANKLIN TEMPLETON SERVICES, LLC		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Thomas Regner	By:	/s/ Craig Waddington
Name:	Thomas Regner	Name:	Craig Waddington
Title:	Vice President	Title:	Vice President

C.M. LIFE INSURANCE COMPANY

		By:	/s/ Craig Waddington
		Name:	Craig Waddington
		Title:	Vice President

[____]

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Schedule B

Administrative Expense Payment

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

#	Company	Product Name/ 1933 Act No.	Funds of the Trust (All Class 2 Shares)	Fee Rate	Date of Beginning of Period for Computation of fee
1.	Massachusetts Mutual Life Insurance Company	Survivorship Variable Universal Life Insurance Policy (“SVUL”) 333-41657	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	5/1/2003
2.	Massachusetts Mutual Life Insurance Company	Survivorship Variable Universal Life Insurance Policy (“SVUL II”) 333-88503	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
3.	Massachusetts Mutual Life Insurance Company	Survivorship VUL GuardSM 333-114171	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
4.	Massachusetts Mutual Life Insurance Company	Variable Universal Life Insurance Policy (“VUL”) 333-49475	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
5.	Massachusetts Mutual Life Insurance Company	Variable Universal Life Insurance Policy (“VUL II”) 333-50410	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	02/01/02
6.	Massachusetts Mutual Life Insurance Company	VUL GuardSM 333-101495	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
7.	C.M. Life Insurance Company	Survivorship Variable Universal Life Insurance Policy (“SVUL”) 333-41667	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	5/1/2003

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#	Company	Product Name/ 1933 Act No.	Funds of the Trust (All Class 2 Shares)	Fee Rate	Date of Beginning of Period for Computation of fee
8.	C.M. Life Insurance Company	Survivorship Variable Universal Life Insurance Policy (“SVUL II”) 333-88493	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
9.	C.M. Life Insurance Company	Variable Universal Life Insurance Policy (“VUL”) 333-49457	Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03

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